Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-1A of Anfield Universal Fixed Income Fund, a series of the Two Roads Shared Trust, of the financial highlights for the years ended October 31, 2021, 2020, 2019 and 2018, which appear in the Annual Report on Form N-CSR for the year ended October 31, 2021 which was audited by RSM US LLP. We issued our opinion on the October 31, 2021 financial statements on December 28, 2021.

/s/ RSM US LLP

Denver, Colorado

February 23, 2023